EXHIBIT 99.1

JOINT FILING AGREEMENT

May 15, 2026

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the applicable exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date set forth below.

Date: May 15, 2026

ENDURE CAPITAL MANAGEMENT, LLC

	By:	/s/ Ryan Simes
	Name:	Ryan Simes
	Title:	Managing Member
	Date:	May 15, 2026

ENDURING ALPHA FUND, LP

	By:	Endure Capital GP, LP
	Its:	General Partner

	By:	Endure Capital Management, LLC
	Its:	General Partner of the General Partner

	By:	/s/ Ryan Simes
	Name:	Ryan Simes
	Title:	Managing Member
	Date:	May 15, 2026

ENDURE CAPITAL GP, LP

	By:	Endure Capital Management, LLC
	Its:	General Partner

	By:	/s/ Ryan Simes
	Name:	Ryan Simes
	Title:	Managing Member
	Date:	May 15, 2026

RYAN SIMES

/s/ Ryan Simes
	Date:	May 15, 2026